UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

BRINK’S HOME SECURITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-34088	80-0188977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 Esters Boulevard

Irving, TX 75063

(Address of principal executive offices, including zip code)

(Registrant’s telephone number including area code): (972) 871-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 8.01	Other Events.

On May 3, 2010, Tyco International Management Company (“TIMCO”), an affiliate of Tyco International Ltd. (“Tyco”), entered into a consulting agreement (the “Consulting Agreement”) with Robert B. Allen, presently the President, Chief Executive Officer and a director of Brink’s Home Security Holdings, Inc. (“Brink’s”). The Consulting Agreement is effective only upon the consummation of the merger between Tyco and Brink’s (the “Merger”), which is currently scheduled to take place on May 14, 2010 pending approval of the transaction by shareholders of Brink’s and satisfaction of other customary closing conditions.

Pursuant to the terms of the Consulting Agreement, during the period commencing immediately following the Merger and continuing for the following twelve months (the “Consulting Period”), Mr. Allen will provide consulting services to Tyco, its subsidiaries and affiliates in connection with any matter with which Mr. Allen has had experience at Brink’s or which is otherwise within his area of expertise or experience. As compensation for his services, TIMCO will pay to Mr. Allen a monthly gross fee of $72,917 from June 2010 through and including May 2011. TIMCO will also reimburse Mr. Allen for any and all reasonable expenses incurred at Tyco’s request and with Tyco’s consent in connection with providing his consulting services during the Consulting Period. The Consulting Agreement also requires that Mr. Allen keep certain proprietary information relating to Brink’s confidential, not engage in any business that competes with Tyco (including its ADT business), and not solicit, recruit or hire Tyco’s employees or customers.

IMPORTANT ADDITIONAL INFORMATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger transaction involving Tyco and Brink’s is being submitted to the shareholders of Brink’s for their consideration. In connection with the proposed merger, Tyco has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a proxy statement of Brink’s that also constitutes a prospectus of Tyco. The definitive proxy statement/prospectus has been mailed to shareholders of Brink’s. INVESTORS AND SECURITY HOLDERS OF BRINK’S ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the registration statement and the definitive proxy statement/prospectus and other documents filed with the SEC by Tyco and Brink’s through the web site maintained by the SEC at www.sec.gov. Free copies of the registration statement and the definitive proxy statement/prospectus and other documents filed with the SEC can also be obtained, with respect to Tyco, by directing a request to Investor Relations Department, Tyco International Management Company, 9 Roszel Road, Princeton, New Jersey 08540, or at Tyco’s Investor Relations website at http://investors.tyco.com, under the heading “Investor Relations” and then under the heading “SEC Filings” or, with respect to Brink’s, by directing a request to Investor Relations, Brink’s Home Security Holdings, Inc., at 8880 Esters Boulevard, Irving, Texas 75063 or at Brink’s’ Investor Relations website at http://www.investors.brinkshomesecurity.com.

PARTICIPANTS IN THE SOLICITATION

Tyco, Brink’s and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Tyco’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended September 25, 2009, filed with the SEC on November 17, 2009, and its proxy statement for its 2010 annual meeting of shareholders, filed with the SEC on January 15, 2010. Information regarding the Company’s directors and executive officers is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 24, 2010, as amended by Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on April 6, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is included in the definitive proxy statement/prospectus and other relevant materials filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINK’S HOME SECURITY HOLDINGS, INC.

Date: May 4, 2010
	By:	/S/ JOHN S. DAVIS
	Name:	John S. Davis
	Title:	Senior Vice President, General Counsel